Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 6, 2014	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.:  National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2014 fiscal year (the quarter ended December 31, 2013).

HIGHLIGHTS

•

Earnings for the first quarter of fiscal 2014 of $82.3 million, or $0.97 per share, increased $14.4 million, or $0.16 per share, compared to $67.9 million, or $0.81 per share, for the prior year’s first quarter.  The increase is due to higher earnings across all segments.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the first quarter of fiscal 2014 were $253.7 million compared to $203.5 million for the prior year’s first quarter, an increase of 25%.

•

Seneca Resources Corporation’s (“Seneca”) first quarter production of natural gas and crude oil was 37.1 billion cubic feet equivalent (“Bcfe”), or 404 million cubic feet equivalent (“MMcfe”) per day, an increase of 12.6 Bcfe or approximately 51%, over the prior year’s first quarter.

•	The Company is reiterating its previous fiscal 2014 production guidance range of 145 to 165 Bcfe. This represents a 20% to 37% increase over fiscal 2013 production.

•

The Company is revising its GAAP earnings guidance range for fiscal 2014 to a range of $3.20 to $3.40 per share. The previous earnings guidance had been a range of $3.10 to $3.40 per share. This guidance assumes a flat NYMEX price of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

•	A conference call is scheduled for Friday, February 7, 2014, at 11 a.m. Eastern Time.

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated:  “National Fuel’s financial and operating results for the first quarter reflect the quality of our assets and the focused work of our employees.  Growth across all of our business segments contributed to a 21 percent increase in consolidated earnings over the prior year’s first quarter.

“Seneca Resources delivered significant growth, increasing production 51 percent compared to the prior year’s first quarter and 12 percent compared to the fourth quarter of last year.  Notwithstanding Seneca’s tremendous operating performance, ongoing volatility in natural gas prices in the Appalachian region dampened Seneca’s financial results.  Since these regional pricing issues are expected to persist for the next few years, Seneca and our midstream subsidiaries continue to evaluate long-term solutions to help deliver natural gas to markets with more stable pricing that correlates more closely with long-term NYMEX pricing.  To that end, during the quarter, Seneca acquired long-term firm transportation capacity on Tennessee Gas Pipeline’s Niagara Expansion project, which is designed to export Marcellus Shale production to Canada, in part by using new capacity that our Supply Corporation will build and lease to Tennessee.

“Our Utility employees remained focused on safe and reliable service during a winter that has been much colder than recent years, and our midstream subsidiaries have easily handled the increased throughput resulting from our ongoing pipeline capacity expansion.  Combined with Seneca’s substantial production growth, fiscal 2014 is off to a strong start.”

EXPLORATION AND PRODUCTION SEGMENT OPERATIONS UPDATE

Seneca’s activities during the first quarter were primarily focused on multi-well pads in DCNR Tract 100 in Lycoming County, Pa., in the Eastern Development Area (“EDA”) and its Greater Clermont Area in Elk and Cameron counties, located in its Western Development Area (“WDA”).

Recently, Seneca brought 6 new wells on line in Tract 100 with 24-hour peak production rates that averaged 15.6 million cubic feet (“MMcf”) per day per well.  These wells, which were spud in early fiscal 2013, had an average lateral length of 4,872 feet.  Each well was completed using a reduced cluster spacing (“RCS”) design, averaging 32 stages per well with an average of 10 stages completed per day.  The estimated capital cost to drill and complete each of these wells averaged $6.9 million.

In its Greater Clermont Area, Seneca drilled all 9 wells on its first multi-well development pad in the WDA.  These wells had an average lateral length of approximately 5,600 feet, and will be completed prior to the Clermont Gathering System going in service, which is targeted to occur in the fourth quarter of fiscal 2014.

Today, Seneca has two horizontal drilling rigs operating in the WDA, with one currently located on a 6-well development pad in the Greater Clermont Area, and the other drilling the first of 5 delineation wells scheduled for fiscal 2014.  A third rig, located in the EDA, remains focused on development drilling in Lycoming County.

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SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended December 31, 2013, of $82.3 million, or $0.97 per share, compared to the prior year’s first quarter of $67.9 million, or $0.81 per share, an increase of $14.4 million or $0.16 per share. Higher earnings across all segments contributed to the increase.  (Note:  All references to earnings per share are to diluted earnings per share and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 8 and 9 of this report.  It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”).  Seneca explores for, develops and produces natural gas and oil reserves in Pennsylvania, California and Kansas.

The Exploration and Production segment’s earnings in the first quarter of fiscal 2014 of $31.1 million, or $0.37 per share, increased $4.4 million, or $0.05 per share, when compared with the prior year’s first quarter.

Overall production of natural gas and crude oil for the current quarter of 37.1 Bcfe increased approximately 12.6 Bcfe, or 51.4 percent, compared to the prior year’s first quarter.  Production from Seneca’s Appalachia properties increased approximately 64.4 percent and accounted for the entire 12.6 Bcfe increase, largely because of Seneca’s strong well results in Lycoming County.  California production of 5.0 Bcfe was consistent with the prior year’s first quarter.

Lower commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2013, was $3.70 per thousand cubic feet (“Mcf”), a decrease of $0.49 per Mcf compared to the prior year’s first quarter.  The weighted average crude oil price realized after hedging for the quarter ended December 31, 2013, was $94.00 per Bbl, a decrease of $2.69 per Bbl compared to the prior year’s first quarter.

On a per unit basis, depletion decreased $0.20 per thousand cubic feet equivalent (“Mcfe”) due to higher natural gas reserve balances at December 31, 2013, compared to the prior year’s first quarter.  On a per unit basis, lease operating and transportation expenses (“LOE”) at $0.95 per Mcfe decreased $0.10 per Mcfe compared to the prior year’s first quarter due to higher production.  General and administrative expenses (“G&A”) decreased $0.18 per Mcfe compared to the prior year’s first quarter also due to higher production.  Earnings were also impacted by higher interest expense due to a higher outstanding debt balance.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”).  The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $19.1 million, or $0.23 per share, for the quarter ended December 31, 2013, increased $2.2 million, or $0.03 per share, when compared with the same period in the prior fiscal year.  The increase in earnings is mainly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects, which were placed in service in the prior year’s first quarter, and lower operating expenses due to lower pension and other post retirement benefit costs.  Earnings were reduced by a lower allowance for funds used during construction due to the completion of the expansion projects mentioned above.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies.  The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $6.1 million, or $0.07 per share, for the quarter ended December 31, 2013, increased $4.2 million, or $0.05 per share, when compared with the same period in the prior fiscal year.  The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run gathering system in Lycoming County, Pa.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $24.2 million, or $0.28 per share, for the quarter ended December 31, 2013, increased $1.3 million, or $0.01 per share, when compared with the same period in the prior fiscal year.  Colder weather in Pennsylvania was a major reason for the increase in earnings in the current year’s first quarter.  Temperatures in Pennsylvania were 11.2 percent colder in the quarter ended December 31, 2013, than in the prior year’s first quarter.  In New York, the impact of weather variations on

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Page 5.

earnings is mitigated by that jurisdiction’s weather normalization clause.  Lower interest expense (mainly due to a lower outstanding debt balance) and regulatory true-up adjustments also contributed to higher earnings in the Utility segment.  Higher operating expenses, consisting mostly of higher pension related costs, which were the result of the settlement of the rate proceeding in New York, reduced earnings in the current year’s first quarter.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment.  NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended December 31, 2013, of $1.6 million increased $1.1 million compared to the prior year’s first quarter earnings of $0.5 million.  The increase in earnings is due to the impact of recording unbilled revenues and related margins as of December 31, 2013.  In prior periods, revenues and related purchased gas costs for the Energy Marketing segment were recorded when billed, resulting in a one month lag.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations.  The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $0.1 million, for the quarter ended December 31, 2013, compares to a loss of $1.0 million for the prior year’s first quarter.  The increase in the earnings is largely due to the receipt of insurance proceeds and higher proceeds from the sale of certain timber stumpage tracts by Seneca’s land and timber division in the current year’s first quarter.

EARNINGS GUIDANCE

The Company is revising its GAAP earnings guidance range for fiscal 2014 to a range of $3.20 to $3.40 per share.  The previous earnings guidance had been a range of $3.10 to $3.40 per share.  This guidance includes forecast oil and gas production for fiscal 2014 in the range between 145 to 165 Bcfe, hedges currently in place and a flat NYMEX price of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

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Page 6.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 7, 2014, at 11 a.m. Eastern Time to discuss this announcement.  There are two ways to access this call.  For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com.  For those without Internet access, access is also provided by dialing (toll-free) 1-866-383-8009, using passcode “80323087.”  For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “73413175.”  Both the webcast and telephonic replay will be available until the close of business on Friday, February 14, 2014.

National Fuel is an integrated energy company with $6.3 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing.  Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; changes in price differential between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas and oil having different quality, heating value, hydrocarbon mix or delivery date; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting

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treatment of derivative financial instruments; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance.  The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2013 GAAP earnings	$26,680	$16,933	$1,942	$22,878	$495	$(984)	$67,944

Drivers of operating results
Higher (lower) crude oil prices	(1,248)						(1,248)
Higher (lower) natural gas prices	(10,413)						(10,413)
Higher (lower) natural gas production	34,319						34,319
Higher (lower) crude oil production	91						91
Derivative mark to market adjustments	1,204						1,204
Lower (higher) lease operating and transportation expenses	(6,159)						(6,159)
Lower (higher) depreciation / depletion	(12,472)		(799)				(13,271)

Higher (lower) transportation and storage revenues		3,682					3,682
Higher (lower) gathering and processing revenues			5,786				5,786
Lower (higher) operating expenses	1,310	1,660		(2,416)		(393)	161
Lower (higher) property, franchise and other taxes	(653)						(653)

Regulatory true-up adjustments				1,093			1,093
Colder weather				1,907			1,907

Higher (lower) margins					1,153	505	1,658

Higher (lower) AFUDC**		(1,534)					(1,534)

(Higher) lower interest expense	(1,319)			922			(397)

Lower (higher) income tax expense / effective tax rate	(778)	(899)	(660)				(2,337)

All other / rounding	535	(704)	(122)	(169)	(44)	923	419
First quarter 2014 GAAP earnings	$31,097	$19,138	$6,147	$24,215	$1,604	$51	$82,252

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED December 31, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2013 GAAP earnings	$0.32	$0.20	$0.02	$0.27	$0.01	$(0.01)	$0.81

Drivers of operating results
Higher (lower) crude oil prices	(0.01)						(0.01)
Higher (lower) natural gas prices	(0.12)						(0.12)
Higher (lower) natural gas production	0.41						0.41
Higher (lower) crude oil production	-						-
Derivative mark to market adjustments	0.01						0.01
Lower (higher) lease operating and transportation expenses	(0.07)						(0.07)
Lower (higher) depreciation / depletion	(0.15)		(0.01)				(0.16)

Higher (lower) transportation and storage revenues		0.04					0.04
Higher (lower) gathering and processing revenues			0.07				0.07
Lower (higher) operating expenses	0.02	0.02		(0.03)		-	0.01
Lower (higher) property, franchise and other taxes	(0.01)						(0.01)

Regulatory true-up adjustments				0.01			0.01
Colder weather				0.02			0.02

Higher (lower) margins					0.01	0.01	0.02

Higher (lower) AFUDC**		(0.02)					(0.02)

(Higher) lower interest expense	(0.02)			0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	(0.01)	(0.01)	(0.01)				(0.03)

All other / rounding	-	-	-	-	-	-	-
First quarter 2014 GAAP earnings	$0.37	$0.23	$0.07	$0.28	$0.02	$-	$0.97

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2013	2012
Operating Revenues	$550,072	$452,854

Operating Expenses:
Purchased Gas	167,605	121,919
Operation and Maintenance	107,846	107,732
Property, Franchise and Other Taxes	20,926	19,664
Depreciation, Depletion and Amortization	93,114	72,331
	389,491	321,646

Operating Income	160,581	131,208

Other Income (Expense):
Interest Income	702	1,386
Other Income	228	1,415
Interest Expense on Long-Term Debt	(22,885)	(21,448)
Other Interest Expense	(949)	(1,068)

Income Before Income Taxes	137,677	111,493

Income Tax Expense	55,425	43,549

Net Income Available for Common Stock	$82,252	$67,944

Earnings Per Common Share:
Basic	$0.98	$0.81
Diluted	$0.97	$0.81

Weighted Average Common Shares:
Used in Basic Calculation	83,707,687	83,390,278
Used in Diluted Calculation	84,659,001	84,006,050

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2013	2013

ASSETS
Property, Plant and Equipment	$7,468,200	$7,313,203
Less - Accumulated Depreciation, Depletion and Amortization	2,242,521	2,161,477
Net Property, Plant and Equipment	5,225,679	5,151,726

Current Assets:
Cash and Temporary Cash Investments	23,880	64,858
Hedging Collateral Deposits	-	1,094
Receivables - Net	164,074	133,182
Unbilled Revenue	80,828	19,483
Gas Stored Underground	36,047	51,484
Materials and Supplies - at average cost	27,364	29,904
Unrecovered Purchased Gas Costs	9,001	12,408
Other Current Assets	45,197	56,905
Deferred Income Taxes	23,127	79,359
Total Current Assets	409,518	448,677

Other Assets:
Recoverable Future Taxes	162,296	163,355
Unamortized Debt Expense	16,065	16,645
Other Regulatory Assets	257,697	252,568
Deferred Charges	9,818	9,382
Other Investments	99,433	96,308
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	24,865	22,774
Fair Value of Derivative Financial Instruments	53,678	48,989
Other	459	2,447
Total Other Assets	629,787	617,944
Total Assets	$6,264,984	$6,218,347

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,741,402 Shares
and 83,661,969 Shares, Respectively	$83,741	$83,662
Paid in Capital	695,571	687,684
Earnings Reinvested in the Business	1,493,466	1,442,617
Accumulated Other Comprehensive Loss	(22,038)	(19,234)
Total Comprehensive Shareholders' Equity	2,250,740	2,194,729
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	3,899,740	3,843,729

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	-	-
Current Portion of Long-Term Debt	-	-
Accounts Payable	121,615	105,283
Amounts Payable to Customers	8,884	12,828
Dividends Payable	31,403	31,373
Interest Payable on Long-Term Debt	18,195	29,960
Customer Advances	18,678	21,959
Customer Security Deposits	15,690	16,183
Other Accruals and Current Liabilities	102,709	83,946
Fair Value of Derivative Financial Instruments	7,161	639
Total Current and Accrued Liabilities	324,335	302,171

Deferred Credits:
Deferred Income Taxes	1,318,577	1,347,007
Taxes Refundable to Customers	84,781	85,655
Unamortized Investment Tax Credit	1,470	1,579
Cost of Removal Regulatory Liability	163,238	157,622
Other Regulatory Liabilities	69,897	61,549
Pension and Other Post-Retirement Liabilities	139,664	158,014
Asset Retirement Obligations	120,122	119,511
Other Deferred Credits	143,160	141,510
Total Deferred Credits	2,040,909	2,072,447
Commitments and Contingencies	-	-
Total Capitalization and Liabilities	$6,264,984	$6,218,347

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income Available for Common Stock	$82,252	$67,944
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	93,114	72,331
Deferred Income Taxes	30,093	41,000
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(3,149)	-
Stock-Based Compensation	2,960	3,302
Other	(2,095)	4,621
Change in:
Hedging Collateral Deposits	1,094	364
Receivables and Unbilled Revenue	(92,261)	(55,261)
Gas Stored Underground and Materials and Supplies	17,977	3,941
Unrecovered Purchased Gas Costs	3,407	-
Other Current Assets	12,764	7,013
Accounts Payable	39,382	6,163
Amounts Payable to Customers	(3,944)	(4,686)
Customer Advances	(3,281)	(1,987)
Customer Security Deposits	(493)	984
Other Accruals and Current Liabilities	12,347	(5,667)
Other Assets	(6,268)	(597)
Other Liabilities	(7,205)	6,495
Net Cash Provided by Operating Activities	$176,694	$145,960

Investing Activities:
Capital Expenditures	$(194,920)	$(162,981)
Other	3,615	(3,533)
Net Cash Used in Investing Activities	$(191,305)	$(166,514)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$-	$67,000
Excess Tax Benefits Associated with Stock-Based Compensation Awards	3,149	-
Dividends Paid on Common Stock	(31,373)	(60,879)
Net Proceeds From Issuance of Common Stock	1,857	956
Net Cash Provided By (Used in) Financing Activities	$(26,367)	$7,077
Net Decrease in Cash and Temporary
Cash Investments	(40,978)	(13,477)
Cash and Temporary Cash Investments
at Beginning of Period	64,858	74,494
Cash and Temporary Cash Investments
at December 31	$23,880	$61,017

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2013	2012	Variance
Total Operating Revenues	$193,046	$155,450	$37,596

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,134	14,433	701
Lease Operating and Transportation Expense	35,171	25,696	9,475
All Other Operation and Maintenance Expense	2,782	5,498	(2,716)
Property, Franchise and Other Taxes	4,263	3,257	1,006
Depreciation, Depletion and Amortization	71,110	51,922	19,188
	128,460	100,806	27,654

Operating Income	64,586	54,644	9,942

Other Income (Expense):
Interest Income	551	470	81
Other Interest Expense	(10,726)	(8,696)	(2,030)

Income Before Income Taxes	54,411	46,418	7,993
Income Tax Expense	23,314	19,738	3,576
Net Income	$31,097	$26,680	$4,417

Net Income Per Share (Diluted)	$0.37	$0.32	$0.05

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2013	2012	Variance
Revenues from External Customers	$51,212	$43,459	$7,753
Intersegment Revenues	20,739	22,797	(2,058)
Total Operating Revenues	71,951	66,256	5,695

Operating Expenses:
Purchased Gas	1,262	786	476
Operation and Maintenance	16,885	19,439	(2,554)
Property, Franchise and Other Taxes	5,688	5,433	255
Depreciation, Depletion and Amortization	9,121	8,525	596
	32,956	34,183	(1,227)

Operating Income	38,995	32,073	6,922

Other Income (Expense):
Interest Income	75	64	11
Other Income	(193)	1,343	(1,536)
Other Interest Expense	(6,800)	(6,177)	(623)

Income Before Income Taxes	32,077	27,303	4,774
Income Tax Expense	12,939	10,370	2,569
Net Income	$19,138	$16,933	$2,205

Net Income Per Share (Diluted)	$0.23	$0.20	$0.03

	Three Months Ended
	December 31,
GATHERING SEGMENT	2013	2012	Variance
Revenues from External Customers	$235	$202	$33
Intersegment Revenues	14,350	5,480	8,870
Total Operating Revenues	14,585	5,682	8,903

Operating Expenses:
Operation and Maintenance	1,167	943	224
Property, Franchise and Other Taxes	32	141	(109)
Depreciation, Depletion and Amortization	1,909	680	1,229
	3,108	1,764	1,344

Operating Income	11,477	3,918	7,559

Other Income (Expense):
Interest Income	38	-	38
Other Income	1	-	1
Other Interest Expense	(583)	(468)	(115)

Income Before Income Taxes	10,933	3,450	7,483
Income Tax Expense	4,786	1,508	3,278
Net Income	$6,147	$1,942	$4,205

Net Income Per Share (Diluted)	$0.07	$0.02	$0.05

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2013	2012	Variance
Revenues from External Customers	$230,453	$208,563	$21,890
Intersegment Revenues	4,706	4,311	395
Total Operating Revenues	235,159	212,874	22,285

Operating Expenses:
Purchased Gas	121,926	105,942	15,984
Operation and Maintenance	47,271	43,261	4,010
Property, Franchise and Other Taxes	10,667	10,355	312
Depreciation, Depletion and Amortization	10,711	10,508	203
	190,575	170,066	20,509

Operating Income	44,584	42,808	1,776

Other Income (Expense):
Interest Income	77	886	(809)
Other Income	370	219	151
Other Interest Expense	(6,814)	(8,233)	1,419

Income Before Income Taxes	38,217	35,680	2,537
Income Tax Expense	14,002	12,802	1,200
Net Income	$24,215	$22,878	$1,337

Net Income Per Share (Diluted)	$0.28	$0.27	$0.01

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2013	2012	Variance
Revenues from External Customers	$73,159	$44,166	$28,993
Intersegment Revenues	255	426	(171)
Total Operating Revenues	73,414	44,592	28,822

Operating Expenses:
Purchased Gas	69,204	42,156	27,048
Operation and Maintenance	1,593	1,594	(1)
Property, Franchise and Other Taxes	-	58	(58)
Depreciation, Depletion and Amortization	48	23	25
	70,845	43,831	27,014

Operating Income	2,569	761	1,808

Other Income (Expense):
Interest Income	45	53	(8)
Other Income	15	12	3
Other Interest Expense	(8)	(10)	2

Income Before Income Taxes	2,621	816	1,805
Income Tax Expense	1,017	321	696
Net Income	$1,604	$495	$1,109

Net Income Per Share (Diluted)	$0.02	$0.01	$0.01

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2013	2012	Variance
Total Operating Revenues	$1,700	$813	$887

Operating Expenses:
Operation and Maintenance	353	283	70
Property, Franchise and Other Taxes	157	157	-
Depreciation, Depletion and Amortization	58	473	(415)
	568	913	(345)

Operating Income (Loss)	1,132	(100)	1,232

Other Income (Expense):
Interest Income	34	39	(5)
Other Income	21	(34)	55
Other Interest Expense	(1)	(1)	-

Income (Loss) Before Income Taxes	1,186	(96)	1,282
Income Tax Expense (Benefit)	511	(39)	550
Net Income (Loss)	$675	$(57)	$732

Net Income (Loss) Per Share (Diluted)	$0.01	$-	$0.01

	Three Months Ended
	December 31,
CORPORATE	2013	2012	Variance
Revenues from External Customers	$267	$201	$66
Intersegment Revenues	963	547	416
Total Operating Revenues	1,230	748	482

Operating Expenses:
Operation and Maintenance	3,716	3,181	535
Property, Franchise and Other Taxes	119	263	(144)
Depreciation, Depletion and Amortization	157	200	(43)
	3,992	3,644	348

Operating Loss	(2,762)	(2,896)	134

Other Income (Expense):
Interest Income	24,607	23,304	1,303
Other Income	14	(125)	139
Interest Expense on Long-Term Debt	(22,885)	(21,448)	(1,437)
Other Interest Expense	(742)	(913)	171

Loss Before Income Taxes	(1,768)	(2,078)	310
Income Tax Benefit	(1,144)	(1,151)	7
Net Loss	$(624)	$(927)	$303

Net Loss Per Share (Diluted)	$(0.01)	$(0.01)	$-

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2013	2012	Variance
Intersegment Revenues	$(41,013)	$(33,561)	$(7,452)

Operating Expenses:
Purchased Gas	(24,787)	(26,965)	2,178
Operation and Maintenance	(16,226)	(6,596)	(9,630)
	(41,013)	(33,561)	(7,452)

Operating Income	-	-	-

Other Income (Expense):
Interest Income	(24,725)	(23,430)	(1,295)
Other Interest Expense	24,725	23,430	1,295

Net Income	$-	$-	$-

Net Income Per Share (Diluted)	$-	$-	$-

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)

					Increase
	2013		2012		(Decrease)

Capital Expenditures:
Exploration and Production	$111,341	(1)(2)	$127,652	(3)(4)	$(16,311)
Pipeline and Storage	9,939	(1)(2)	25,751	(3)(4)	(15,812)
Gathering	23,463	(1)(2)	13,559	(3)(4)	9,904
Utility	21,660	(1)(2)	14,363	(3)(4)	7,297
Energy Marketing	43		183		(140)
Total Reportable Segments	166,446		181,508		(15,062)
All Other	59		106		(47)
Corporate	15		8		7
Total Capital Expenditures	$166,520		$181,622		$(15,102)

(1)

Capital expenditures for the three months ended December 31, 2013 include accounts payable and accrued liabilities related to capital expenditures of $38.4 million, $0.6 million, $8.8 million, and $4.9 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively.  These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2013 since they represent non-cash investing activities at that date.

(2)

Capital expenditures for the three months ended December 31, 2013 exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the three months ended December 31, 2013.    These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2013 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2013.

(3)

Capital expenditures for the three months ended December 31, 2012  include accounts payable and accrued liabilities related to capital expenditures of $73.4 million, $10.5 million, $2.1 million, and $0.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively.    These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2012 since they represent non-cash investing activities at that date.

(4)

Capital expenditures for the three months ended December 31, 2012 exclude capital expenditures of $38.9 million, $12.7 million, $12.7 million and $3.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the three months ended December 31, 2012.  These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2012 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2012.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2013	2012	Normal (1)	Last Year (1)

Buffalo, NY	2,253	2,290	2,036	1.6	12.5
Erie, PA	2,044	2,110	1,898	3.2	11.2

(1)	Percents compare actual 2013 degree days to normal degree days and actual 2013 degree days to actual 2012 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2013	2012	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	32,052	19,496	12,556
West Coast	786	745	41
Total Production	32,838	20,241	12,597

Average Prices (Per Mcf)
Appalachia	$3.28	$3.35	$(0.07)
West Coast (3)	5.93	6.53	(0.60)
Weighted Average	3.35	3.47	(0.12)
Weighted Average after Hedging	3.70	4.19	(0.49)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	9	6	3
West Coast	706	708	(2)
Total Production	715	714	1

Average Prices (Per Barrel)
Appalachia	$96.03	$87.83	$8.20
West Coast	97.45	100.10	(2.65)
Weighted Average	97.43	100.01	(2.58)
Weighted Average after Hedging	94.00	96.69	(2.69)

Total Production (Mmcfe)	37,128	24,525	12,603

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.41	$0.59	$(0.18)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.95	$1.05	$(0.10)
Depreciation, Depletion & Amortization per Mcfe (1)	$1.92	$2.12	$(0.20)

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)	Amounts include transportation expense of $0.41 and $0.32 per Mcfe for the three months ended December 31, 2013 and December 31, 2012, respectively.
(3)	Prices reflect revenues from gas produced on the West Coast, including natural gas liquids.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2014

SWAPS	Volume		Average Hedge Price
Oil
Midway Sunset (MWSS)	0.47	MMBBL	$95.68 / BBL
Brent	1.01	MMBBL	$102.32 / BBL
Total	1.48	MMBBL	$100.22 / BBL

Gas
NYMEX	61.51	BCF	$4.27 / MCF
Dominion Transmission Appalachian (DOM)	20.57	BCF	$4.26 / MCF
Southern California City Gate (SoCal)	0.86	BCF	$4.57 / MCF
Total	82.94	BCF	$4.27 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.90	MMBBL	$98.42 / BBL
NYMEX	0.40	MMBBL	$90.14 / BBL
Total	1.30	MMBBL	$95.90 / BBL

Gas
NYMEX	58.94	BCF	$4.32 / MCF
DOM	17.83	BCF	$4.07 / MCF
SoCal	1.14	BCF	$4.57 / MCF
Total	77.91	BCF	$4.27 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.93	MMBBL	$95.18 / BBL
NYMEX	0.30	MMBBL	$86.09 / BBL
Total	1.23	MMBBL	$92.97 / BBL

Gas
NYMEX	35.66	BCF	$4.46 / MCF
DOM	17.94	BCF	$4.07 / MCF
Total	53.60	BCF	$4.33 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.38	MMBBL	$92.30 / BBL

Gas
NYMEX	23.77	BCF	$4.71 / MCF
DOM	17.94	BCF	$4.07 / MCF
Total	41.71	BCF	$4.44 / MCF

Hedging Summary for Fiscal 2018

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.08	MMBBL	$91.00 / BBL

Gas
NYMEX	5.29	BCF	$4.81 / MCF

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Quarter Ended December 31, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	0.000	0.000	0.000
Developmental	76.000	0.000	76.000
Wells Commenced
Exploratory	0.000	1.000	1.000
Developmental	14.000	18.000	32.000
Wells Completed
Exploratory	0.000	0.000	0.000
Developmental	14.000	17.000	31.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	1.000	0.000	1.000
Wells in Process - End of Period
Exploratory	0.000	1.000	1.000
Developmental	75.000	1.000	76.000

Net Wells in Process of Drilling
Quarter Ended December 31, 2013
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	0.000	0.000	0.000
Developmental	61.000	0.000	61.000
Wells Commenced
Exploratory	0.000	0.766	0.766
Developmental	14.000	18.000	32.000
Wells Completed
Exploratory	0.000	0.000	0.000
Developmental	14.000	17.000	31.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	1.000	0.000	1.000
Wells in Process - End of Period
Exploratory	0.000	0.766	0.766
Developmental	60.000	1.000	61.000

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2013	2012	(Decrease)
Firm Transportation - Affiliated	29,686	28,234	1,452
Firm Transportation - Non-Affiliated	161,970	95,179	66,791
Interruptible Transportation	1,322	1,252	70
	192,978	124,665	68,313

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2013	2012	(Decrease)
Gathered Volume - Affiliated	31,014	16,811	14,203

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2013	2012	(Decrease)
Retail Sales:
Residential Sales	17,008	15,153	1,855
Commercial Sales	2,360	1,967	393
Industrial Sales	91	301	(210)
	19,459	17,421	2,038
Off-System Sales	1,978	2,429	(451)
Transportation	21,190	18,637	2,553
	42,627	38,487	4,140

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2013	2012	(Decrease)
Natural Gas (MMcf)	16,008	10,365	5,643

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2014 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2014 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas				$5 change per Bbl oil
	Range			Increase		Decrease		Increase		Decrease

Consolidated Earnings	$3.20	-	$3.40	+$	0.07	-$	0.07	+$	0.03	-$	0.03

* Please refer to forward looking statement footnote beginning at page 6 of document.

^ This sensitivity table is current as of February 6, 2014 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales.  This revenue is based upon pricing used in the Company's earnings forecast.  For its fiscal 2014 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil.  The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 23.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted EBITDA, which is a non-GAAP financial measure.  The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies.  The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes.  The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items:  interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2013:

	Three Months
	Ended December 31,
	2013	2012
(in thousands)
Reported GAAP Earnings	$82,252	$67,944
Depreciation, Depletion and Amortization	93,114	72,331
Interest and Other Income	(930)	(2,801)
Interest Expense	23,834	22,516
Income Taxes	55,425	43,549
Adjusted EBITDA	$253,695	$203,539

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2013	2012

Operating Revenues	$550,072,000	$452,854,000

Net Income Available for Common Stock	$82,252,000	$67,944,000

Earnings Per Common Share:
Basic	$0.98	$0.81
Diluted	$0.97	$0.81

Weighted Average Common Shares:
Used in Basic Calculation	83,707,687	83,390,278
Used in Diluted Calculation	84,659,001	84,006,050

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$1,926,768,000	$1,647,284,000

Net Income Available for Common Stock	$274,309,000	$227,322,000

Earnings Per Common Share:
Basic	$3.28	$2.73
Diluted	$3.25	$2.71

Weighted Average Common Shares:
Used in Basic Calculation	83,598,868	83,258,386
Used in Diluted Calculation	84,411,007	83,800,341